Exhibit 10.14

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into this dated as of this _21st _ day of April 2015 (“Effective Date”), by and between Cipherloc Corporation, a Texas corporation with its principal place of business located at 1291 Galleria Drive, Suite 200 Henderson, NV 89014 (“Licensee” ) and Code Robert, LLC, a Hawaii corporation at 310 Kamaole Rd., Kula, HI 96790 and Sunset Angel Productions, LLC, a Hawaii corporation located at 277 Wiliko Place, Suite 240, Lahaina, HI 96761 (collectively the “Licensor”). The Licensor and Licensee shall be collectively referred to as the Parties

Recitals

WHEREAS, Licensor owns a software asset known as Cross Platform Social System which is code developed by Licensor for cross-platform, digital use (“XPSS”) and is engaged in the business of digital software solutions and application software development services; and

WHEREAS, Licensee is the owner of CipherLoc Polymorphic Key Progression Algorithmic Cipher Engine (“CipherLoc® PKPA”), is in the business of digital cryptography and desires to use XPSS on a non-exclusive basis in its CipherLoc®PKPA engine

Agreement

In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Recitals are incorporated herein by this reference.
2.	Licensor herby grants unto Licensee a perpetual non-exclusive license to use XPSS in the Licensees, CipherLoc PKPA engine and a perpetual non-exclusive license for other applications. Said License shall include the items set forth in Schedule 2.1 Licensed Assets.
3.	As consideration to Licensor for the license, the following shall occur:
a.	Licensor shall provide simple written technical information (see Section 2.1 Licensed Assets) and where the XPSS interfaces (“hooks”) are located for the purpose of Licensee integrating Licensor’s XPSS product into the CipherLoc end product and Licensor and Licensee agree that such technical information and support is considered Confidential Information. Licensor shall have no rights or claims to the eventual end product.
b.	Licensor will be awarded at closing or immediately thereafter fifty thousand (50,000) common shares of Licensee’s stock, trading symbol “CLOK”, restricted pursuant to Rule 144, which are restricted for a 12 month period. Said shares shall be issued to the Licensor or its designees.
c.	Licensor’s compensation as described in section 3b, herein, shall be split into equal portions and one portion shall be sent to Code Robert, LLC at 310 Kamaole Rd., Kula, HI 96790 and the other portion shall be sent to Sunset Angel Productions, LLC, 277 Wiliko Place, Suite 240, Lahaina, HI 96761.
4.	This Agreement shall be construed and governed in accordance with Nevada law, and venue shall be in the Eighth Judicial District Court, Clark County, Nevada.
5.	Should a lawsuit be necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs of the suit.
6.	This Agreement may be executed in counter-parts, and facsimile copies of signatures shall have the same force and effect as originals
7.	Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto, provided, however, that Licensee may assign all or part of its rights and obligations hereunder to any subsidiary or any other Person directly or indirectly controlling, controlled by or under common control with Licensee, provided that no such assignment shall, without the consent of the Seller Parties, relieve Licensee of its obligations hereunder.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

CIPHERLOCK CORPORATION	CODE ROBERT, LLC
Licensee	Licensor

/s/ Michael De La Garza	/s/ Robert Bonifacio
Signature	Signature

MICHAEL DELAGARZA	ROBERT BONIFACIO
PRESIDENT AND CEO	PRESIDENT AND CEO
1291 W. GALLERIA DR. STE. 200	P.O. Box 601
HENDERSON, NV 89014	KULA, HI 96790
702-818-9011	808-344-2164

Licensor
SUNSET ANGEL PRODUCTIONS, LLC:

/s/ William Ciancio

WILLIAM CIANCIO
Printed Name
PRESIDENT AND CEO
277 Wiliko Place, Ste. 240
LAHAINA, HI 96761
808-345-5411

 SCHEDULE 2.1

Licensed Assets

Item	Description
1)	XPSS software which is a method for securely sending and receiving a file to and from a contact.
2)	All Documentation necessary to use the XPSS software solution.
3)	Version 1.0 Computer Source Code for the XPSS software solution.
4)	A list of all tools used in or necessary to make the XPSS software solution function as designed. Licensee will have to acquire & purchase their own licenses of all necessary tools. Licensor will only provide XPSS Source code, no other software or tools will be provided.